Exhibit 99.1

Harvard Bioscience Announces Fourth Quarter 2023 Financial Results

•	Q4 Revenues of $28.2 million
•	Q4 Gross Margin of 58.0% (230 bps year-over-year improvement)
•	Q4 operating income of $0.3 million, adjusted operating income of $3.3 million
•	Strong operating cash flow enabled 2023 debt reduction of $10.5 million and a significant decrease in net leverage

HOLLISTON, Mass., March 7, 2024 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2023.

Jim Green, Chairman and CEO said, “Our fourth quarter revenue was down a modest 1% compared to the prior year quarter in a challenging APAC marketplace. Revenue included a net reduction of approximately $0.9 million of remaining discontinued products from prior year. We saw significant gross margin expansion and continued our relentless focus on enhancing the product portfolio. At the same time, we introduced exciting new products which we expect to lead to future growth.”

Green continued, “We remain focused on solidifying our base business and expanding recurring revenue by introducing new products, services, and consumables. Our latest product introductions are penetrating exciting high growth adjacencies in bioproduction and advanced cell and organoid applications where we expect to see adoption in research, pharma, and biotech, in addition to high volume industrial applications.”

Financial Results Summary	Three Months Ended December 31,		Year Ended December 31,
(unaudited, $ in millions except per share data)	2023	2022	2023	2022
Revenues	$28.2	$28.4	$112.3	$113.3
Gross margin	58.0%	55.7%	58.9%	53.7%
Operating income (loss) (GAAP)	$0.3	$(0.5)	$1.9	$(6.9)
Adjusted operating income	$3.3	$3.4	$13.1	$9.5
Net loss (GAAP)	$(1.8)	$(1.7)	$(3.4)	$(9.5)
Diluted loss per share (GAAP)	$(0.04)	$(0.04)	$(0.08)	$(0.23)
Diluted adjusted earnings per share	$0.04	$0.04	$0.14	$0.12
Adjusted EBITDA	$3.6	$3.7	$14.6	$10.8
Adjusted EBITDA margin	13.0%	13.0%	13.0%	9.6%
Cash flow provided by operations	$4.3	$2.7	$14.0	$1.2
Debt, including unamortized deferred financing costs			$36.6	$46.8
Net debt (non-GAAP)			$32.8	$43.2
Net leverage ratio (non-GAAP) (1)			2.3	4.0

(1)	Net leverage ratio is defined as our net debt divided by our trailing twelve-month adjusted EBITDA as defined in our credit agreement. For more information, please refer to the reconciliation of GAAP to non-GAAP financial measures included in the appendix to this press release.

Fourth Quarter 2023 Highlights

For the fourth quarter of fiscal 2023, the Company reported revenues of $28.2 million compared to $28.4 million in the fourth quarter of fiscal 2022 and included a net reduction of $0.9 million from discontinued products from the fourth quarter of 2022. Gross margin for the three months ended December 31, 2023 was 58.0% compared with 55.7% in the comparable quarter of the prior year.

Net loss for the fourth quarter of 2023 was $(1.8) million and included an unfavorable impact of a $(0.3) million unrealized loss on marketable securities. This compares to net loss of $(1.7) million in the fourth quarter of 2022. Adjusted EBITDA for the fourth quarter of 2023 was $3.6 million, compared to $3.7 million in the fourth quarter of the prior year.

Cash provided by operations for the fourth quarter of 2023 was $4.3 million compared to $2.7 million in the same period last year. Debt was reduced by $2.3 million during the quarter.

Year Ended December 31, 2023 Highlights

For the year ended December 31, 2023, revenues were $112.3 million, compared to $113.3 million in the same period a year ago. Revenues for the year include a net reduction of $5.0 million from discontinued products compared to 2022. Gross margin was 58.9% compared to 53.7% in the prior year. Gross margins in the prior year included the impact of a $1.5 million inventory charge related to the discontinued products.

Full year net loss was $(3.4) million, including an unfavorable $(0.6) million unrealized loss on marketable securities, compared to a net loss of $(9.5) million in the prior year, which included the aforementioned inventory charges. Adjusted EBITDA was $14.6 million, compared to $10.8 million in 2022.

Cash provided by operations in the year was $14.0 million compared to $1.2 million in the prior year. Debt was reduced by $10.5 million during the year.

2024 Guidance

For the full year 2024 we expect flat to modest revenue growth. We expect weakness in the first half versus a strong prior year comparison. We also expect strong second half growth versus both first half of 2024 and second half of 2023, supported by new product commercializations and expected improvements in Chinese market conditions. In addition, we expect further gross margin expansion in the full year 2024 to approximately 60% compared to 59% in 2023 and adjusted EBITDA margin improving to the mid-teens compared to 13% in 2023.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Webcast and Conference Call Details

In conjunction with this announcement, Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins.

Analysts who want to join the call and ask a question must register here. Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who want to join the audio-only webcast should go to our events and presentations on the investor website here.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, net debt and net leverage ratio. We believe that this non- GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are representative of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, litigation settlement, restructuring and other costs, unrealized gain/loss on equity securities, income taxes, and. the tax impact of the reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Non-GAAP historical financial statement information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure which is included as exhibits below in this press release.

With respect to non-GAAP forward-looking measures, we provide an outlook for adjusted EBITDA margin. Many of the items that we exclude from this forward-looking measure calculation are less capable of being controlled or reliably predicted by management. These items could cause the forward-looking measures presented in our outlook statements to vary materially from our GAAP results.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, pharmaceutical and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, gross margins, earnings, cash and debt position, growth and the introduction of new products, and the strength of the Company’s market position and business model. Forward-looking statements are not guarantees of future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Harvard Bioscience, Inc.

Investor Relations

investors@harvardbioscience.com

(508) 893-3120

HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenues	$28,153	$28,427	$112,250	$113,335
Cost of revenues	11,828	12,594	46,179	52,516
Gross profit	16,325	15,833	66,071	60,819

Operating expenses:
Sales and marketing expenses	6,220	5,948	24,108	25,041
General and administrative expenses	5,286	5,863	22,780	24,493
Research and development expenses	3,150	2,849	11,764	12,329
Amortization of intangible assets	1,387	1,630	5,525	6,122
Litigation settlement	-	-	-	(233)
Total operating expenses	16,043	16,290	64,177	67,752

Operating income (loss)	282	(457)	1,894	(6,933)

Other (expense) income:
Interest expense	(794)	(900)	(3,591)	(2,548)
Unrealized loss on equity securities	(259)	-	(632)	-
Other (expense) income, net	(332)	465	(227)	302
Total other expense	(1,385)	(435)	(4,450)	(2,246)
Loss before income taxes	(1,103)	(892)	(2,556)	(9,179)
Income tax expense	715	774	859	337
Net loss	$(1,818)	$(1,666)	$(3,415)	$(9,516)

Loss per common share:
Basic and diluted	$(0.04)	$(0.04)	$(0.08)	$(0.23)

Weighted-average common shares:
Basic and diluted	42,710	42,102	42,420	41,413

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$4,283	$4,508
Accounts receivable, net	16,099	16,705
Inventories	24,716	26,439
Other current assets	3,940	3,472
Total current assets	49,038	51,124
Property, plant and equipment	3,981	3,366
Goodwill and other intangibles	73,101	77,274
Other long-term assets	11,246	13,596
Total assets	$137,366	$145,360

Liabilities and Stockholders' Equity
Current portion, long-term debt	$5,859	$3,811
Other current liabilities	20,683	19,438
Total current liabilities	26,542	23,249
Long-term debt, net	30,704	43,013
Other long-term liabilities	7,046	6,878
Stockholders’ equity	73,074	72,220
Total liabilities and stockholders’ equity	$137,366	$145,360

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(1,818)	$(1,666)	$(3,415)	$(9,516)
Adjustments to operating cash flows	3,732	2,787	12,843	7,952
Changes in operating assets and liabilities	2,389	1,558	4,600	2,716
Net cash provided by operating activities	4,303	2,679	14,028	1,152

Cash flows from investing activities:
Additions to property, plant and equipment	(830)	(235)	(1,788)	(1,590)
Acquisition of intangible assets	(231)	-	(523)	-
Proceeds from sale of product line	-	-	512	-
Net cash used in investing activities	(1,061)	(235)	(1,799)	(1,590)

Cash flows from financing activities:
Borrowing from revolving line of credit	1,000	-	4,500	7,800
Repayment of revolving line of credit	(2,500)	(1,750)	(10,950)	(6,400)
Repayment of term debt	(750)	(750)	(4,091)	(3,186)
Proceeds from exercise of employee stock options and purchases	206	231	930	577
Taxes paid related to net share settlement of equity awards	(2,072)	(461)	(2,523)	(1,628)
Net cash used in financing activities	(4,116)	(2,730)	(12,134)	(2,837)

Effect of exchange rate changes on cash and cash equivalents	(183)	(350)	(320)	(38)
Decrease in cash and cash equivalents	(1,057)	(636)	(225)	(3,313)
Cash and cash equivalents at the beginning of period	5,340	5,144	4,508	7,821
Cash and cash equivalents at the end of period	$4,283	$4,508	$4,283	$4,508

HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data)
	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP operating income (loss)	$282	$(457)	$1,894	$(6,933)
Stock-based compensation	1,382	1,010	5,000	4,411
Acquired asset amortization	1,394	1,648	5,561	6,236
Restructuring & other	207	1,168	656	6,016
Litigation settlement	-	-	-	(233)
Adjusted operating income	$3,265	$3,369	$13,111	$9,497

Operating margin	1.0%	-1.6%	1.7%	-6.1%
Adjusted operating margin	11.6%	11.9%	11.7%	8.4%

GAAP net loss	$(1,818)	$(1,666)	$(3,415)	$(9,516)
Stock-based compensation	1,382	1,010	5,000	4,411
Acquired asset amortization	1,394	1,648	5,561	6,236
Restructuring & other	207	1,068	253	5,836
Litigation settlement	-	-	-	(233)
Unrealized loss on equity securities	258	-	632	-
Income taxes	315	(281)	(1,604)	(1,689)
Adjusted net income	1,738	1,779	6,427	5,045
Depreciation	386	314	1,440	1,338
Interest and other expense, net	1,126	536	4,221	2,426
Adjusted income taxes (1)	400	1,054	2,463	2,026
Adjusted EBITDA	$3,650	$3,683	$14,551	$10,835

Adjusted EBITDA margin	13.0%	13.0%	13.0%	9.6%

Diluted loss per share (GAAP)	$(0.04)	$(0.04)	$(0.08)	$(0.23)

Diluted adjusted earnings per share	$0.04	$0.04	$0.14	$0.12
Weighted-average common shares:
Diluted GAAP	42,710	42,102	42,420	41,413
Diluted Adjusted	44,819	42,740	44,361	42,682

			December 31, 2023	December 31, 2022
Debt, including unamortized deferred financing costs			$36,563	$46,824
Unamortized deferred financing costs			560	840
Cash and cash equivalents			(4,283)	(4,508)
Net debt			$32,840	$43,156

Net leverage ratio (2)			2.3	4.0

(1) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.

(2) Net leverage ratio is defined herein as net debt divided by our trailing twelve months adjusted EBITDA as defined in our credit agreement and as shown above.